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                                                                    EXHIBIT 23.2


                                     Law Offices
                        ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                      12th Floor
                                734 15th Street, N.W.
                               Washington, D.C.  20005
                               Telephone (202) 347-0300


                                   December 4, 1997


Board of Directors
PennFirst Bancorp, Inc.
600 Lawrence Avenue
Ellwood City, Pennsylvania  16117


    Re:  Pre-Effective Amendment No. 1 to Registration Statement on Form S-2


Ladies and Gentlemen:


    We hereby consent to the references to us under the heading "Validity of Securities" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act.


                                       Very truly yours,

                                       ELIAS, MATZ, TIERNAN & HERRICK L.L.P



                                       By:  /s/ Kenneth B. Tabach
                                          ----------------------------
                                          Kenneth B. Tabach, a Partner